UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 January 3, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





         0-19118                                   74-2584033
(Commission File Number)               (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                  210-490-4788

Item 5.OTHER EVENTS

See attached Press Release

The following exhibits are filed as part of this report:

NUMBER                                     DOCUMENT

99.1                                 Press release dated January 2, 2002

                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                             By:      ___________________________________
                                      Chris Williford
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


Dated:    January 3, 2002

                                                                   Exhibit 99.1

     ABRAXAS ANNOUNCES $150 MILLION CDN PROJECT FINANCING WITH MIRANT CANADA
                              ENERGY CAPITAL, LTD.

SAN ANTONIO, TX (January 2, 2002) - Abraxas Petroleum Corporation (AMEX:ABP) ("Abraxas") today announced that its wholly-owned subsidiary, Grey Wolf Exploration Inc. ("Grey Wolf"), has entered into an agreement with Mirant Canada Energy Capital, Ltd. ("Mirant") for a $150 million Cdn (approximately $96 million U.S.) project finance facility to fund Grey Wolf's development and acquisition activities in Canada.

The facility will replace Grey Wolf's existing bank facility and provide funding initially for as many as 45 wells plus associated land, seismic and infrastructure costs over the next two years. The facility will be secured by the assets of Grey Wolf and is non-recourse to Abraxas.

Abraxas' CEO, Bob Watson, commented, "This facility will permit us to greatly accelerate our development operations in Canada which will allow us to grow production and reserves at a much greater rate than would otherwise be possible in the current environment. In addition to providing an independent verification of the unbooked upside of our Canadian assets, it will also provide us with a vehicle to pursue favorable acquisition opportunities that may become available. This financing will help further our stated goal to aggressively develop our existing asset base while maintaining financial flexibility."

Mirant's Rob Lindermanis, Managing Director, commented, "We are pleased to expand our relationship with Abraxas into Canada with the Grey Wolf facility. Grey Wolf has a number of exciting opportunities and we look forward to participating in their future growth in Canada."

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. Please visit www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily to comply with the SEC Regulation FD (Fair Disclosure).

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com